UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 288-6603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

General

On May 11, 2021 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) with The Cornelis F. Wit Revocable Living Trust, of which Cornelis F. Wit is trustee (the “Purchaser”), an existing shareholder, pursuant to which the Company contemporaneously sold to the Purchaser an aggregate of (a) 2,000,000 shares of its Series A Convertible Preferred Stock having the rights, preferences, powers, restrictions and limitations set forth below (the “Series A Preferred Shares”); and (b) 1,000,000 shares of its Series B Convertible Preferred Stock having the rights, preferences, powers, restrictions and limitations set forth below (the “Series B Preferred Shares,” and together with the Series A Preferred Shares, collectively, the “Preferred Shares”) in exchange for (i) the payment of $2,000,000 (including $302,500 principal plus accrued but unpaid interest in bridge financing provided by the Purchaser to the Company during April 2021); and (ii) the surrender of 2,000,000 units (the “Units”), each Unit consisting of two shares of common stock and one warrant to purchase an additional share of common stock in accordance with the terms of the subscription agreements for the purchase of the Units entered into by the Purchaser and the Company in September and October 2020. As a result of the transaction and the voting rights accorded the Preferred Shares as set forth below, the Purchaser now holds approximately 88% of the voting power of the Company and accordingly, a “Change in Control” has occurred.

Series A Preferred Shares

A total of 4,000,000 shares of the Company’s authorized but undesignated and unissued shares of preferred stock have been designated as the Series A Preferred Shares, with the following rights, preferences, powers, restrictions and limitations:

Stated Value. The Series A Preferred Shares have a stated value of $1.00 per share (“Stated Value”).

Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, the Series A Preferred Shares rank (a) junior to the Company’s Series B Shares; and (b) senior to (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”) and any other class or series of stock (including other series of Preferred Stock) of the Company (collectively, “Junior Stock”).

Dividends. From and after the date of the issuance of Series A Preferred Shares, dividends at the rate per annum of 8%, compounded annually, accrue daily on the Stated Value (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends except as set forth herein. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on (a) shares of Series B Preferred Shares; and (b) Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series A Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Share in an amount at least equal to the sum of (a) the amount of the aggregate Accruing Dividends then accrued on such Series A Preferred Shares and not previously paid; and (b) (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per Series A Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock; and (B) the number of shares of Common Stock issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend; or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per Series A Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series); and (B) multiplying such fraction by an amount equal to the Stated Value of the Series A Preferred Shares; provided, that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series A Preferred Shares shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Share.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, (as defined) (collectively, a “Liquidation Event”), the holders of Series A Preferred Shares shall be entitled to receive, after payment to all holders of Series B Preferred Shares of a liquidation preference equal to the aggregate amount of one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Shares and the amount of the accrued but unpaid dividends on the Series B Preferred Shares, but prior and in preference to any distribution of any of the assets of the Company to the holders of Junior Stock by reason of their ownership thereof, an aggregate amount per share equal to the Stated Value of the Series A Preferred Shares and the accrued but unpaid dividends thereon. After the payment to all holders of Series B Preferred Shares of a liquidation preference equal to the aggregate amount of one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Shares and the amount of the accrued but unpaid dividends on the Series B Preferred Shares and to all holders of the Series A Preferred Shares the full liquidation preference hereunder, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of the shares of Series B Preferred Shares and Junior Stock, pro rata, on an “as converted basis,” determined immediately prior to such Liquidation Event, and the Series A Preferred Shares shall not be entitled to participate in such distribution of the remaining assets of the Company.

Conversion. Each Series A Preferred Share is convertible into Common Stock at the option of the holder thereof at a conversion rate of $0.05 per share of Common Stock. The conversion rate is subject to adjustment in the event of stock splits, stock dividends, other recapitalizations and similar events, as well as in the event of issuance by the Company of shares of Common Stock or securities exercisable for, convertible into or exchangeable for Common Stock at an effective price per share less than the conversion rate then in effect (other than certain customary exceptions).

Voting. The Series A Preferred Shares shall vote on an “as converted” basis together with holders of Series B Preferred Shares and holders of Common Stock as a single class on all matters brought to a vote of shareholders. Certain matters, including actions which would have a material adverse effect on the rights of holders of Series A Preferred Shares of approval of holders of a majority of the then issued and outstanding Series A Preferred Shares voting as a separate class.

Series B Preferred Shares

A total of 1,000,000 shares of the Company’s authorized but undesignated and unissued shares of preferred stock have been designated as the Series B Preferred Shares, with the following rights, preferences, powers, restrictions and limitations:

Stated Value. The Series B Preferred Shares have a stated value of $1.00 per share (“Stated Value”).

Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, the Series B Preferred Shares rank senior to the (a) Series A Preferred Shares; (b) the Company’s Common Stock and any other class or series of Junior Stock.

Dividends. From and after the date of the issuance of Series B Preferred Shares, dividends at the rate per annum of 8%, compounded annually, accrue daily on the Stated Value (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends except as set forth herein. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on (a) shares of Series B Preferred Shares; and (b) Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series B Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Share in an amount at least equal to the sum of (a) the amount of the aggregate Accruing Dividends then accrued on such Series B Preferred Shares and not previously paid; and (b) (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per Series B Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock; and (B) the number of shares of Common Stock issuable upon conversion of a Series B Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend; or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per Series B Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series); and (B) multiplying such fraction by an amount equal to the Stated Value of the Series B Preferred Shares; provided, that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series B Preferred Shares shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Share.

Liquidation Preference. In the event of a Liquidation Event, the holders of Series B Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Junior Stock (including Series A Preferred Shares), a liquidation preference equal to the aggregate amount of one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Shares and the amount of the accrued but unpaid dividends on the Series B Preferred Shares. After the payment to all holders of Series B Preferred Shares of such liquidation preference and to all holders of the Series A Preferred Shares their full liquidation preference, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of the shares of Series B Preferred Shares and Junior Stock other than Series A Preferred Shares, pro rata, on an “as converted basis,” as applicable.

Conversion. Each Series A Preferred Share is convertible into Common Stock at the option of the holder thereof at a conversion rate of $0.20 per share of Common Stock. The conversion rate is subject to adjustment in the event of stock splits, stock dividends, other recapitalizations and similar events, as well as in the event of issuance by the Company of shares of Common Stock or securities exercisable for, convertible into or exchangeable for Common Stock at an effective price per share less than the conversion rate then in effect (other than certain customary exceptions).

Voting. The Series A Preferred Shares shall vote together with holders of Series B Preferred Shares and holders of Common Stock as a single class on all matters brought to a vote of shareholders. Each Series B Preferred Share shall entitle the holder thereof to such number of votes as equal the number of shares of Common Stock then issuable upon conversion of the Series B Share multiplied by 50. Certain matters, including actions which would have a material adverse effect on the rights of holders of Series B Preferred Shares of approval of holders of a majority of the then issued and outstanding Series B Preferred Shares voting as a separate class.

The Preferred Shares were issued to the Purchaser pursuant to the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof and Regulation D thereunder.

Other Rights Accorded the Purchaser

Pursuant to the SPA, the Purchaser and the Company agreed to fix the number of members of the board of directors of the Company at five (5), three of whom shall be designated by the Purchaser and two of whom shall be “independent” and acceptable to the Purchaser. In addition, the Purchaser has been accorded certain registration rights under the Securities Act with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares and ongoing financial and other information rights with respect to the Company.

The above descriptions of the SPA and the terms of the rights, preferences, powers, restrictions and limitations of the Preferred Shares are only summaries and are qualified in their entirety by reference to the complete text of the SPA and the Amendment to the Company’s Articles of Incorporation filed as Exhibits 10.1 and 10.2 to this Current Report.

Changes in Management

General

In accordance with the terms of the SPA, on the Effective Date Dr. Bao T. Doan and Marc J. Horowitz stepped down from the board of directors. In addition, Alexander M. Salgado stepped down as Chief Executive Officer and a director of the Company, and from any and all other positions he held with the Company and its subsidiary, and entered into a Separation Agreement (the “Salgado Separation Agreement”) and a Consulting Agreement to assist with transition (the “Salgado Consulting Agreement”) with the Company and Michael Pelletier entered into a Separation Agreement (the “Pelletier Separation Agreement”) and a Consulting Agreement (the “Pelletier Consulting Agreement”) with the Company pursuant to which he stepped down as an employee of the Company and from any and all other positions he held with the Company and its subsidiary, except pursuant to the Pelletier Consulting Agreement he will continue to serve as Chief Financial Officer for an interim period in order to transition to his successor.

Appointment of New Directors and Executive Officers

On the Effective Date, Stephen E. Johnson, Kuno D. van der Post and Craig J. Fabel were elected and appointed as the Purchaser’s designees on the board of directors. In addition, Mr. Johnson was appointed as Chief Executive Officer and President of the Company, and Ramon Pino, was appointed as Executive Vice President of Finance, Treasurer and Secretary of the Company.

The following is a brief description of the background and business experience of Mr. Johnson, Dr. van der Post, Mr. Fabel and Mr. Pino.

Stephen E. Johnson, age 56. Prior to joining the Company, since November 2019, Mr. Johnson is a member of New World Angels, a Florida-based angel investment group that provides seed funding and venture capital to qualified early-stage and start-up companies, and since April 2021 is a director with Frontier BPM, a global software application service provider delivering powerful, cost-effective life sciences applications and data management services. From October 2019 to September 2020, Mr. Johnson was Chief Revenue Officer of Anju Software, Inc., a private healthcare company offering software and services to the pharmaceutical and Contract Research Organizations. From June 2017 to October, 2019, Mr. Johnson served as Chief Executive Officer, and from June 2010 to October 2019, as President, and from April 2008 to June 2017 as Chief Operating Officer, and from September 2006 to April 2008 as Executive Vice President, National Sales, of OmniComm Systems, Inc., a company delivering software and services to the pharmaceutical/healthcare industry (OTCQX:OMCM); OmniComm was acquired by Anju Software, Inc., a private company, in October 2019 and contemporaneously therewith filed a Certification and Notice of Termination of Registration with the SEC). Mr. Johnson assisted with the transition of OmniComm to Anju under a one year agreement after the acquisition in 2019. From 2000 to August 2006, Mr. Johnson served as East Coast and Central U.S. Sales Manager for Oracle Corporation, a supplier of software for enterprise information management, within its Clinical Applications Division. Mr. Johnson received his B.S. in Microbiology from the University of Massachusetts.

Kuno D. van der Post, age 53. Prior to joining the Company, from September 2020 to present, Dr van der Post serves as the Chief Commercial Officer for ActiGraph LLC, a medical grade device company servicing the global life science research market. From October 2019 to June 2020, Dr. van der Post was Chief Commercial Officer of Anju Software, Inc., a private healthcare company offering software and services to the pharmaceutical and Contract Research Organizations. From June 2017 to October, 2019, Dr. van der Post served as the Chief Commercial Officer, and from June 2013 until June 2017, as Senior Vice President of Business Development, of OmniComm Systems, Inc., a company delivering software and services to the pharmaceutical/healthcare industry (OTCQX:OMCM); OmniComm was acquired by Anju Software, Inc., a private company, in October 2019 and contemporaneously therewith filed a Certification and Notice of Termination of Registration with the SEC). Dr. van de Post transitioned from OmniComm to Anju after the acquisition in 2019. Dr. van der Post has been working in both the preclinical and clinical development arena for over 14 years. Prior to joining OmniComm Systems, from October 2009 to September 2012, Dr. van der Post worked for the Health Sciences Global Business Unit of Oracle Corporation, supplier of software for enterprise information management, as Sales Director, Latin America and prior to that as European Channel Sales Director, and from March 2007 to September 2009 Dr. van der Post worked for Medidata Solutions, Inc. as Area Sales Director. Dr. van der Post obtained his PhD degree from the University of Liverpool (UK) and his Master of Science degree from University of Salford (UK). We believe that Dr. van der Post’s business experience will make him a valuable member of our board of directors.

Craig J. Fabel, age 50. Prior to joining the Company, from April 2012 to present, Craig Fabel is Chief Executive Officer of Silverback Companies LLC, providing advisory services and investments with early-stage emerging companies and is the holding company for an Amazon marketing agency called Etail Partners. Etail Partners is the exclusive marketing and sales agency of global brands on Amazon. From May 2019 to present, Mr. Fabel serves as the Chief Executive Officer of Oingo Products LLC, sales and marketing of consumer branded disposable gloves and hand sanitizer products. From January 2018 to April 2019, Mr. Fabel served as President and a Director of the Board of Green Roads World, a leading CBD manufacturer and sales company. From January 2009 to December 2012, Mr. Fabel served as National Sales Manager of Invacare Supply Company, a healthcare distribution and sales company to the homecare market. From January 2008 to December 2009, Mr. Fabel served as Director of Business Development for AOM Healthcare Solutions (subsidiary of Owens & Minor, Nasdaq:OMI), a company delivering products and services for the diabetic patient market. February 2004 to January 2008, Mr. Fabel served as Founder and Chief Executive Officer of PulseMD Corporation, a software and services company providing advanced electronic medical record software and data integration. From July 2001 to January 2004, Mr. Fabel served as Managing Partner of Alternergy Partners, a company providing advisory services for private investors and Venture Capital of early-stage companies. From September 1999 to June 2001, Mr. Fabel was with FoundryOne Corporation, an accelerator/incubator for the commercialization of intellectual property developed by leading technology research companies. From 1992 to 1999, Mr. Fabel held sales and management roles for PSS World Medical, a national medical distributor. Mr. Fabel received his B.S. in Marketing from Florida State University. We believe that Mr. Fabel’s diverse business experience will make him a valuable member of our board of directors.

Ramon Pino, age 32. Prior to joining the Company, from October 2019 to January 2021, Mr. Pino was Vice President and Controller of Anju Software, Inc., a private healthcare company offering software and services to the pharmaceutical and Contract Research Organizations. From January 2018 to October 2019, Mr. Pino served as Controller, and from January 2015 to December 2017, as Accounting Manager, of OmniComm Systems, Inc., a company delivering software and services to the pharmaceutical/healthcare industry (OTCQX:OMCM; OmniComm was acquired by Anju Software, Inc., a private company, in October 2019 and contemporaneously therewith filed a Certification and Notice of Termination of Registration with the SEC). Mr. Pino transitioned from OmniComm to Anju after the acquisition in 2019. Mr. Pino holds a Bachelor of Science degree in Accounting from the University of Central Florida and a Master of Accounting degree from Florida International University.

There will be no grant or award to Mr. Johnson, in connection with his appointment as a director of the Company.

The Company will compensate Dr. van der Post and Mr. Fabel, and all other non-employee directors, for their service on the board of directors with an annual grant of stock options under the 2017 Incentive Stock Plan to purchase 100,000 shares of Common Stock of the Company, at a per share exercise price equal to the closing price of the Common Stock on the grant date, with 25% of the shares subject to the options vesting every ninety (90) days following the grant date subject to the director’s continuous service to the Company, with a term of ten (10) years.

Each of Mr. Johnson, Dr. van der Post, Mr. Fabel and Mr. Pino (a) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; and (b) is not a party to any related person transaction with the Company.

Thomas E. Vickers, a director of the Company since October 2020, and Kellie Newton, a director of the Company since April 2019, continue to serve as members of the board of directors. In addition, as of the Effective Date, Thomas E. Vickers, will be elected Chairman of the Board of Directors. Mr. Vickers will receive $3,000 monthly for his service as Chairman of the Board.

Director Independence

The Company’s Board of Directors has determined that each of our four non-employee directors, Thomas E. Vickers, Kuno D. van der Post, Kellie Newton and Craig Fabel, is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market and the NYSE American. Moreover, our board of directors has determined that Mr. Vickers qualifies as an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market and the NYSE American, based on his education and extensive financial and accounting experience as a principal financial officer, principal accounting officer and controller for 10 years.

Appointment of Committee Members

As of the Effective Date, the following directors will serve as members of the following board committees:

Audit Committee:

Mr. Vickers, Chairman

Ms. Newton

Mr. Fabel

Compensation Committee:

Mr. Vickers, Chairman

Ms. Newton

Mr. Van der Post

Nominating and Corporate Governance Committee:

Ms. Newton, Chairman

Mr. Vickers

Mr. Fabel

Mr. Van der Post

Employment Agreements

The Company and Mr. Johnson intend to enter into an employment agreement for Mr. Johnson’s service as Chief Executive Officer and President which will provide for an annual base salary of $225,000, subject to periodic review for increases, and an award of stock options to purchase 450,000 shares of the Company’s Common Stock under our 2017 Stock Incentive Plan, with a per share exercise price equal to the closing price of the Common Stock on the grant date, which options will vest ratably over three (3) years subject to Mr. Johnson’s continuous service to the Company, with a term of ten years. Mr. Johnson will be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, including health insurance, life and disability insurance, 2017 Stock Incentive Plan, 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Johnson for his documented business expenses incurred in connection with his employment pursuant to the Company’s standard reimbursement expense policy and practices.

Subject to the Board of Director’s determination, Mr. Johnson will also be eligible to receive an incentive performance bonus based upon the Company’s performance with respect to applicable performance targets as determined by the Board of Directors.

The Company and Mr. Pino intend to enter into an employment agreement for Mr. Pino’s service as Executive Vice President – Finance, Treasurer and Secretary which will provide for an annual base salary of $190,000, subject to periodic review for increases, and an award of stock options to purchase 385,000 shares of the Company’s Common Stock under our 2017 Stock Incentive Plan, with a per share exercise price equal to the closing price of the Common Stock on the grant date, which options will vest ratably over three (3) years subject to Mr. Pino’s continuous service to the Company, with a term of ten years. Mr. Pino will be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, including health insurance, life and disability insurance, 2017 Stock Incentive Plan, 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Pino for his documented business expenses incurred in connection with his employment pursuant to the Company’s standard reimbursement expense policy and practices.

Subject to the Board of Director’s determination, Mr. Pino will also be eligible to receive an incentive performance bonus based upon the Company’s performance with respect to applicable performance targets as determined by the Board of Directors.

Salgado Separation and Consulting Agreements

Pursuant to the Salgado Separation Agreement and Salgado Consulting Agreement entered into by Mr. Salgado with the Company effective as of the Effective Date, the Company agreed to pay Mr. Salgado a severance equal to two years’ of his base salary and the continuation of vested stock options to purchase 1,250,000 shares held by Mr. Salgado for a period of three-years in consideration for Mr. Salgado’s resignation from all officers and Board positions held with the Company and its subsidiary.  The Separation Agreement additionally contains, among other things, customary releases, confidentiality, and non-disparagement provisions. In addition, on the Effective Date the Company entered into a Consulting Agreement with Mr. Salgado for a term of three months pursuant to which Mr. Salgado will provide consulting services in order to transition to his successor in exchange for a monthly consulting fee of $16,666.66.   The foregoing descriptions of the Salgado Separation Agreement and the Salgado Consulting Agreement are only summaries and are qualified in their entirety by reference to the complete texts of the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K.

Pelletier Separation and Consulting Agreements.

Pursuant to the Pelletier Separation Agreement entered into by Mr. Pelletier with the Company effective May 14, 2021, and the Pelletier Consulting Agreement entered into by Mr. Pelletier with the Company as of the Effective Date, the Company agreed to pay Mr. Pelletier a severance equal to six months of his base salary and the continuation of vested stock options to purchase 16,667 shares held by Mr. Pelletier for a period of three months from the expiration or termination of his severance period. The Separation Agreement additionally contains, among other things, customary releases, confidentiality, and non-disparagement provisions. In addition, on the Effective Date the Company entered into a Consulting Agreement with Mr. Pelletier for a term of three months pursuant to which Mr. Pelletier will continue to serve as the Company’s Chief Financial Officer in order to transition to his successor in exchange for a monthly consulting fee of $12,000.   The foregoing descriptions of the Pelletier Separation Agreement and the Pelletier Consulting Agreement are only summaries and are qualified in their entirety by reference to the complete texts of the Separation Agreement and the Consulting Agreement, which are filed as Exhibit 10.5 and 10.6 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 11, 2021, the Company issued a press release announcing it having entered into the Securities Purchase Agreement and the related change in the Company’s Chief Executive Officer. A copy of the press release dated is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in this Current Report on Form 10-K or in any subsequent filing under the Exchange Act or any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	Securities Purchase Agreement dated May 11, 2021
10.2	Amendment to Articles of Incorporation effective May 11, 2021
10.3	Separation Agreement with Alexander Salgado
10.4	Consulting Services Agreement with Alexander Salgado
10.5	Separation Agreement with Michael Pelletier
10.6	Consulting Services Agreement with Michael Pelletier
99.1*	Press Release dated May 11, 2021

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021	VERITAS FARMS, INC.

	By:	/s/ Michael Pelletier
Michael Pelletier, Chief Financial Officer